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                                                                    Exhibit 21.1

                            MILLENNIUM CHEMICALS INC.
                            -------------------------

                                                                                   STATE OR COUNTRY
                                                                                   OF INCORPORATION
                                                                                   ----------------
Millennium Chemicals Inc.                                                          Delaware
   Millennium Worldwide Holdings I Inc.                                            Delaware
   Millennium Worldwide Holdings II Inc.                                           Delaware
      Millennium Worldwide Holdings III Inc. (I)                                   Australia
         Millennium JCM Ltd.                                                       Bermuda
         Millennium Overseas Holdings                                              United Kingdom
            Millennium Chemicals UK Holdings Limited                               United Kingdom
               Millennium Grimsby Ltd.                                             United Kingdom
                  Millennium Australind                                            United Kingdom
                  Millennium Inorganic Chemicals Limited                           United Kingdom
                     Millennium Inorganic Chemicals S.A.                           France
                        Societe Immobiliere de la Cote Societe Anonyme             France
                        Millennium Chemicals Le Havre SAS                          France
                        Millennium Chemicals Thann SAS                             France
                        Thann Chimie SNC                                           France
                           Millennium Holdings Brasil Ltda.                        Brazil
                              Millennium Inorganic Chemicals do Brasil S.A. (2)    Brazil
            Millennium Stallingborough Ltd.                                        United Kingdom
               Rutile Holdings Ltd.                                                United Kingdom
                  SCMC Holdings B.V.                                               Netherlands
         Millennium Petrochemicals Europe B.V.                                     Netherlands
            Millennium Bunbury Ltd.                                                Australia
               Millennium Inorganic Chemicals Ltd.                                 Australia
                  Millennium Performance Chemicals (Advanced Ceramics) Pty. Ltd.   Australia
      Millennium America Holdings Inc.                                             Delaware
         Millennium America Inc.                                                   Delaware
            Millennium US Op Co, LLC                                               Delaware
               Millennium Specialty Chemicals Inc.                                 Delaware
               Millennium Petrochemicals Inc.                                      Virginia
                  Millennium Petrochemicals GP LLC (3)                             Delaware
                  Millennium Petrochemicals LP LLC (3)                             Delaware
                  Millennium Methanol LP Inc. (4)                                  Delaware
                  Millennium Methanol GP Inc. (4)                                  Delaware
               Millennium Inorganic Chemicals Inc.                                 Delaware
                  Millennium DNC Partners (5)                                      Delaware
                     Millennium HMR Ltd.                                           Bermuda
                     Millennium RB Partners (6)                                    Bermuda
                        Pemmer Finance (7)                                         United Kingdom
                        Millennium ICP (8)                                         United Kingdom
                           FCC Millennium Titrisation                              France
                        MIC Finance (9)                                            Australia
         Millennium Holdings, LLC                                                  Delaware
            MHC Inc.                                                               Delaware

(1) Millennium Worldwide Holdings III Inc. is owned 99% by M-Worldwide Holdings I Inc. and 1% by M-Worldwide Holdings II Inc.

(2) Millennium Holdings Brasil Ltda. owns 99% of the voting shares and 72% of the total shares of Millennium Inorganic Chemicals do Brasil S.A.

(3) Millennium Petrochemicals GP LLC and Millennium Petrochemicals LP LLC together own a 29.5% interest in Equistar Chemicals, LP.




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(4)  Millennium Methanol LP Inc. and Millennium Methanol GP Inc. together own an
     85% interest in La Porte Methanol Company, L.P.

(5) Millennium Inorganic Chemicals Inc. ("MICI") owns a 99% GP interest and Millennium America Inc. owns a 1% GP interest in Millennium DNC Partners.

(6) Millennium DNC Partners owns a 77% LP interest; MICI owns a 22% LP interest and Millennium HMR Ltd. owns a 1% GP interest in Millennium RB Partners.

(7) Millennium RB Partners owns a 98.983% LP interest; MHC Inc. owns a .017% LP interest and Millennium Inorganic Chemicals Bermuda Limited ("MIC Bermuda") owns a 1% GP interest in Pemmer Finance.

(8) Millennium RB Partners owns a 99% LP interest and MIC Bermuda owns a 1% GP interest in Millennium ICP.

(9) Millennium RB Partners owns a 99% LP interest and MIC Bermuda owns a 1% GP interest in MIC Finance.